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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-148416, 333-162339) of EchoStar Corporation of our reports dated March 16, 2010, with respect to the consolidated financial statements of TerreStar Corporation and the effectiveness of internal control over financial reporting of TerreStar Corporation included in the EchoStar Corporation Annual Report (Form 10-K/A) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

McLean, Virginia
March 17, 2010

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Consent of Independent Registered Public Accounting Firm